UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2012

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01            Other Events

On February 22, 2012, Alexandria Real Estate Equities, Inc. (the “Company”) and Alexandria Real Estate Equities, L.P., as guarantor (the “Guarantor”), entered into an underwriting agreement with Goldman, Sachs & Co., J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets, LLC, RBS Securities Inc. and Scotia Capital (USA) Inc., as representatives (the “Representatives”) of the several Underwriters named therein (the “Underwriters”), in connection with the sale of $550,000,000 aggregate principal amount of the Company’s 4.60% Senior Notes due 2022 (the “Notes”).  The Notes will be fully and unconditionally guaranteed by the Guarantor and, subject to customary closing conditions, the Underwriters expect to deliver the Notes to the purchasers on or about February 29, 2012.  The Notes were offered by the Company pursuant to an effective shelf registration statement on Form S-3 on file with the Securities and Exchange Commission.  A copy of the underwriting agreement is attached hereto as Exhibit 1.1.

On February 22, 2012, the Company issued a press release announcing the offer of the Notes.  A copy of the press release is attached hereto as Exhibit 99.1.

On February 22, 2012, the Company issued a press release announcing the pricing of the Notes.  A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01            Financial Statements and Exhibits

(d)          Exhibits

1.1

Underwriting Agreement, dated February 22, 2012, among Alexandria Real Estate Equities, Inc., Alexandria Real Estate Equities, L.P. and Goldman, Sachs & Co., J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets, LLC, RBS Securities Inc. and Scotia Capital (USA) Inc., as representatives of the several Underwriters named therein.

99.1	Press Release, dated February 22, 2012.

99.2	Press Release, dated February 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date:	February 27, 2012	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer